Exhibit 99.1

Contacts:	Meg McGilley Chief Financial Officer (858) 509-3670

Rob Whetstone PondelWilkinson, Inc. (310) 279-5963
SOMAXON PHARMACEUTICALS REPORTS 2006 FIRST QUARTER FINANCIAL RESULTS
Conference Call Scheduled Today at 1:30 p.m. PDT; Simultaneous Webcast at
www.somaxon.com and www.opencompany.info
SAN DIEGO, CA — May 10, 2006 - Somaxon Pharmaceuticals, Inc. (NASDAQ: SOMX) today announced financial results for the first quarter ended March 31, 2006.
Somaxon, a development stage specialty pharmaceutical company, had no revenues in the 2006 first quarter. For the first quarter of 2006, total operating expenses grew, as anticipated, to $14.6 million, including $12.3 million of research and development (R&D) expenses, compared with total operating expenses for the first quarter of 2005 of $3.0 million, including $2.0 million of R&D expenses. The increase in R&D costs primarily reflects the company’s active Phase 3 clinical program for SILENOR™ as well as a Phase 2/3 trial of nalmefene for impulse control disorders, among other clinical projects. Net loss applicable to common stockholders was $13.5 million, or $0.75 per share, compared with $3.0 million, or $5.85 per share in the prior year first quarter. In the first quarter of 2006, Somaxon adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, which requires expense to be recognized for stock options. Stock option expense, which is a non-cash charge, was $0.9 million for the first quarter of 2006, or $0.05 per share.
Management believes that a useful and relevant measure for comparative year-over-year operating performance is to include non-GAAP net loss per share for periods prior to the company’s initial public offering which occurred in December 2005. Non-GAAP net loss per share treats preferred shares as if they were converted into common shares at their date of issuance. Non-GAAP net loss per share was $0.63 in the first quarter of 2005. Management does not believe the use of non-GAAP net loss per share lessens the importance of comparable GAAP measures. Refer to the enclosed Summary Operating Loss Statements for details of non-GAAP net loss per share and its reconciliation to the nearest GAAP measure.
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Somaxon Pharmaceuticals, Inc.

At March 31, 2006, the company had cash and cash equivalents and short-term investments totaling $93.7 million and no long-term debt.
During the quarter, Somaxon made significant progress in its drug development programs, including completion of the first Phase 3 clinical trial for SILENOR™ (doxepin hydrochloride), its lead product candidate for the treatment of insomnia. Subsequent to the end of the quarter, the company announced positive results from this 35-day adult clinical trial demonstrating:
•	Sustained significance on the trial’s primary endpoint, Wake After Sleep Onset (WASO), an objective measure of sleep maintenance;

•	Statistically significant reduction in Latency to Persistant Sleep (LPS), a measure of time taken to fall asleep, in the first night on drug and a sustained drug effect throughout the trial;

•	Sustained significance on measures of Total Sleep Time (TST) and Sleep Efficiency (SE); and;

•	Well tolerated with no significant next day residual effects, no anticholinergic effects and no weight gain.
“We are encouraged to have a product candidate which, if remaining trials confirm these findings and it is subsequently approved, may become the first non-scheduled drug to address all of the key parameters of sleep, including sleep onset, sleep maintenance and increasing sleep efficiency in the final third of the night,” said Ken Cohen, Somaxon president and CEO. “This, coupled with a favorable tolerability and safety profile, could make SILENOR™ a formidable competitor in the growing insomnia category.”
Three additional Phase 3 trials for SILENOR™ are ongoing, the results of which are anticipated to be reported before the end of 2006. The first is a three-month trial in 250 elderly chronic insomnia patients and the primary endpoint is objective WASO. The second trial is in 500 subjects experiencing transient insomnia in 500 normal volunteers and the primary endpoint is objective LPS. And the third is a one-month trial of 240 elderly patients with chronic insomnia and the primary endpoint of subjective total sleep time.
Somaxon also is conducting a Phase 2/3 clinical trial of oral nalmefene, an opioid receptor antagonist, for the treatment of pathological gambling, a debilitating and rapidly growing impulse control disorder. Nalmefene also is being evaluated in a pilot study for smoking cessation. Finally, the
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Somaxon Pharmaceuticals, Inc.

company is developing a new formulation of acamprosate calcium for the treatment of certain movement disorders.
Conference Call Information and Forward-Looking Statements
On Wednesday, May 10, 2006, the company will host a conference call with interested parties beginning at 4:30 EDT (1:30 p.m. PDT) to review the results of operations for the first quarter ended March 31, 2006. The conference call will be available to interested parties through a live audio Internet broadcast at www.somaxon.com and www.opencompany.info. Alternatively, callers may participate in the conference call by dialing (800) 257-1927 (domestic) or (303) 262-2051 (international). A telephonic replay will be available for approximately one week following the conclusion of the call by dialing 800-405-2236 (domestic) or 303-590-3000 (international), and entering passcode 11060307.
Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s operating expenses and clinical developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call. The conference call may be heard by any interested party through a live audio Internet broadcast at www.somaxon.com and www.opencompany.info. For those unable to listen to the live broadcast, a playback of the webcast will be available at both websites for one year beginning shortly after the conclusion of the call.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing and development of proprietary product candidates for the treatment of diseases and disorders in the fields of psychiatry and neurology. Somaxon’s lead product candidate, SILENOR™ (doxepin hydrochloride), is in Phase 3 clinical trials for the treatment of insomnia. Nalmefene HCl is in Phase 2/3 clinical trial for pathological gambling and in a pilot Phase 2 trial for smoking cessation. Acamprosate Ca, a potential treatment for movement disorders, is currently in formulation development. For more information, please visit the company’s web site at www.somaxon.com.
Somaxon cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation: the potential for Somaxon’s financial results to fluctuate significantly from quarter to quarter and fail to meet market expectations; the progress and timing of clinical trials, including for SILENOR™, and nalmefene; unexpected adverse side effects or inadequate therapeutic efficacy of SILENOR™ or Somaxon’s other product candidates that could delay or prevent regulatory approval, product development or commercialization, or that could result in product liability claims; the scope and validity of patent protection for SILENOR™ and Somaxon’s
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Somaxon Pharmaceuticals, Inc.

other product candidates; and other risks detailed in Somaxon’s prior press releases as well as in public periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
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FINANCIAL TABLES FOLLOW
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SOMAXON PHARMACEUTICALS, INC.
SUMMARY BALANCE SHEETS

	March 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$83,142,538	$100,918,088
Short-term investments	10,513,204	3,047,086
Other current assets	1,871,733	1,923,466

Total current assets	95,527,475	105,888,640
Property and equipment, net	194,454	190,045
Other assets	177,259	177,259

Total assets	$95,899,188	$106,255,944

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,408,283	$11,881,616
Accrued liabilities	676,992	919,090

Total current liabilities	15,085,275	12,800,706

Total stockholders’ equity	80,813,913	93,455,238

Total liabilities and stockholders’ equity	$95,899,188	$106,255,944

SOMAXON PHARMACEUTICALS, INC.
SUMMARY OPERATING LOSS STATEMENTS

	Three months ended March 31,
	2006	2005
Operating expenses
License fees	$153,750	$113,710
Research and development	12,294,125	2,046,084
Marketing, general and administrative expense	2,200,073	888,470

Total operating expenses	14,647,948	3,048,264

Loss from operations	(14,647,948)	(3,048,264)
Interest and other income	1,107,288	59,614

Net loss	(13,540,660)	(2,988,650)

Basic and diluted net loss applicable to common stockholders per share	$(0.75)	$(5.85)
Shares used to calculate net loss applicable to common stockholders per share	17,936,113	510,999
Unaudited non-GAAP loss per share information:
Non-GAAP net loss per share	N/A	$(0.63)
Shares used to calculate Non-GAAP net loss per share	N/A	4,727,660

Reconciliation of GAAP net loss applicable to common stockholders per share to unaudited non-GAAP net loss per share:
GAAP basic and diluted net loss applicable to common stockholders per share		$(5.85)
Decrease due to items summarized below		5.22

Non-GAAP net loss per share		$(0.63)

GAAP weighted average number of common shares outstanding		510,999
Increase in the weighted average number of common shares outstanding from treating preferred shares as if they converted into common shares at their date of issuance		4,216,661

Shares used in non-GAAP net loss per share		4,727,660
Unaudited non-GAAP loss per share and number of shares treats outstanding preferred shares as if they were converted into common shares at their date of issuance.